EXHIBIT 99.2

For Immediate Release

Investors:

David K. Waldman or Klea K. Theoharis

Crescendo Communications, LLC

Tel: (212) 671-1020

HAPC Completes Acquisition of InfuSystem, Inc.;

Changes Name to InfuSystem Holdings, Inc.

New York, October 26, 2007 – HAPC, Inc. (OTCBB: HAPN, HAPNW, HAPNU) today announced it has completed the acquisition of InfuSystem, Inc., a leading provider of ambulatory infusion pump services, from I-Flow Corporation (Nasdaq: IFLO). The company also announced that it has changed its name to InfuSystem Holdings, Inc., and will remain a Delaware corporation.

Sean McDevitt, Chairman of InfuSystem Holdings, Inc., commented, “We are happy to have completed the acquisition and with that now behind us, the name change will better reflect the company’s operations going forward.”

About InfuSystem Holdings, Inc.

InfuSystem provides external ambulatory infusion pump services to doctors and their patients allowing for the gradual delivery of a drug over a period of days in the privacy of one’s home, rather than higher dose treatments, as is the case of chemotherapy administered in a hospital setting or doctor’s office.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include general economic conditions, as well as other risks detailed from time to time in HAPC’s publicly filed documents.

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